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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 2 on Form S-3 to Form S-1 No. 333-51437) and related Prospectus of Vision Twenty-One, Inc. for the registration of 554,900 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 1998 (except Note 16, as to which the date is March 31, 1998), with respect to the consolidated financial statements of Vision Twenty-One, Inc. and Subsidiaries at December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 included in the Form 8-K dated August 19, 1998, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             ---------------------------------
                                                 Ernst & Young LLP

Tampa, Florida
December 8, 1998